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                                   NEWS RELEASE          Exhibit 99
                           Date:  September 30, 1996



  Contact:    Nuno Brandolini               L. James Porter
              Chief Executive Officer       Chief Financial Officer
             (212) 207-9020                (604) 685-8514

              Kevin McCarthy
              President
              (212) 207-9020


                             HARISTON CORPORATION
                         NASDAQ TRADING SYMBOL: HRSNF

  Hariston Corporation (NASDAQ Small Cap: HRSNF) announced today that it has sold in a Regulation S offering 1.2 million shares of common stock and warrants to purchase an additional 600,000 shares at an exercise price of $1.75 and 600,000 shares at $2.50. These securities have not been registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

  Hariston is a Canadian holding company with executive offices in Vancouver, British Columbia, and New York City.


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